                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant [x]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

         [ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the Commission Only
                                                     (as permitted by Rule 14a-6(e)(2))

         [ ] Definitive Proxy Statement

         [ ] Definitive Additional Materials

         [ X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          BRANTLEY CAPITAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, schedule or registration statement no.:

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         (3) Filing party:

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         (4) Date filed:

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                                       2

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FOR IMMEDIATE RELEASE


                    BRANTLEY CAPITAL CORPORATION RESPONDS TO
                PRELIMINARY PROXY FILING BY DISSIDENT STOCKHOLDER

CLEVELAND, JULY 3, 2002 - Brantley Capital Corporation (Nasdaq: BBDC) today made the following statement in response to the filing of preliminary proxy materials by Phillip Goldstein:

         "We are disappointed but not surprised by Phil Goldstein's preliminary proxy filing. Goldstein is a self-interested dissident stockholder who has a track record of looking only after his own interests, usually at the expense of all other stockholders.

         "Goldstein offers Brantley stockholders nothing more than rhetoric and an unrealistic liquidation 'scheme' that would only erode stockholder value. We believe that anyone who has an understanding of how a business development company operates will agree that liquidation is not a viable option. A premature sale of Brantley's investments would likely cause the Company to accept far lower proceeds than it could realize if those investments were held long enough for the Company to exit in an orderly fashion consistent with its long-term goal.

         "Brantley has a clear, workable plan, including an expansion of our mezzanine investment portfolio, which we are confident will reduce the discount between our stock price and net asset value. We believe that the business plan we are pursuing will enhance value for all stockholders."

IMPORTANT INFORMATION

On June 27, 2002, Brantley Capital Corporation (Brantley) filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) relating to Brantley's solicitation of proxies from the stockholders of Brantley with respect to the Brantley 2002 Annual Meeting of Stockholders. Brantley will prepare and file with the SEC a definitive proxy statement relating to its solicitation of proxies. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The preliminary proxy statement is, and the definitive proxy statement (when it becomes available) will be, available for free at http://www.sec.gov. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Brantley's shareholders is available in the preliminary proxy statement filed with the SEC on Schedule 14A on June 27, 2002.


                                    - more -

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                                      - 2 -


FORWARD-LOOKING STATEMENTS

The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in the company's periodic filings with the Securities and Exchange Commission.


ABOUT BRANTLEY CAPITAL CORPORATION
Brantley Capital Corporation is a publicly traded business development company primarily providing equity and long-term debt financing to small and medium-sized private companies throughout the United States. The Company's investment objective is to achieve long-term capital appreciation in the value of its investments and to provide current income primarily from interest, dividends and fees paid by its portfolio companies. For further information, please visit the Company's website at http://www.BrantleyCapital.com.

CONTACT:
        Brantley Capital Corporation     Joele Frank, Wilkinson Brimmer Katcher
        Tab Keplinger                    Matthew Sherman
        216-283-4800                     212-355-4449

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